EX-FILING FEES

Calculation of Filing Fee Tables

Form F-4

(Form Type)

GCL Global Holdings Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid
	Equity	Ordinary shares, par value $0.0001 per share	457(o)	8,969,649(1)	$11.04 (2)	$99,024,925	0.0001476	$14,616.10
	Equity	Ordinary shares, par value $0.0001 per share	457(o)	120,000,000(3)	$0.61(4)	$73,200,000	0.0001476	$10,804.32
	Other	Warrants	457(o)	16,500,000(5)	$0.02(6)	$330,000	0.0001476	$48.71
	Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$172,554,925		$25,470
	Total Fees Previously Paid							0
	Total Fee Offsets							0
	Net Fee Due							$25,470

(1) Consists of the sum of (i) 6,769,649 PubCo Ordinary Shares to be issued to RFAC Public Shareholders and Initial Shareholders in exchange for RFAC’s ordinary shares, par value $0.0001 per share (the “PubCo Ordinary Share”) they held in connection with the SPAC Merger; (ii) 200,000 PubCo Ordinary Shares to be issued to EarlyBird Capital in exchange for the RFAC ordinary shares it held in connection with the SPAC Merger; and (iii) 2,000,000 Ordinary Shares that may be issued to Sponsor as the “Incentive Shares” (as defined in the Merger Agreement) at Closing in connection with the Business Combination.

(2) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of RFAC Ordinary Shares on Nasdaq on June 24, 2024, such date being within five business days of the date that this registration statement was first filed with the SEC, in accordance with Rule 457(f)(1).

(3) Represents the 120,000,000 PubCo Ordinary Shares to be issued to GCL shareholders as merger consideration in connection with the Initial Merger.

(4) Estimated solely for the purpose of calculating the registration fee, based on GCL’s book value as of September 30, 2023, pursuant to Rule 457(f)(2).

(5) Consists of 16,500,000 PubCo Warrants in exchange for the sum of (i) 11,500,000 RFAC Public Warrants, (ii) 4,450,500 RFAC Private Warrants held by the Initial Stockholders; and (iii) 549,500 RFAC Private Warrants held by EarlyBird Capital, in connection with the Business Combination.

(6) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of RFAC Warrants on Nasdaq on June 24, 2024, such date being within five business days of the date that this registration statement was first filed with the SEC, pursuant to Rule 457(f)(1).